UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

TWITTER, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2022

Twitter, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36164	20-8913779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1355 Market Street, Suite 900

San Francisco, California 94103

(Address of principal executive offices, including zip code)

(415) 222-9670

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.000005 per share	TWTR	New York Stock Exchange

Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously disclosed, on each of July 8, 2022 and August 29, 2022, Twitter, Inc. (“Twitter”) received notices of purported termination of the Agreement and Plan of Merger, dated as of April 25, 2022 (the “Merger Agreement”), by and among X Holdings I, Inc. (“Parent”), X Holdings II, Inc., a wholly owned subsidiary of Parent (“Acquisition Sub”), and, solely for the purpose of certain provisions of the Merger Agreement, Elon R. Musk. The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, Acquisition Sub will merge with and into Twitter (the “Merger”), with Twitter surviving the Merger and becoming a wholly owned subsidiary of Parent. Parent is wholly owned by Mr. Musk.

On September 9, 2022, Twitter received another notice of purported termination of the Merger Agreement. Twitter’s response to that third notice of termination is attached as Exhibit 99.1 and incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Letter, dated September 12, 2022, concerning purported termination of the Merger Agreement

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWITTER, INC.

By:	/s/ Vijaya Gadde
Vijaya Gadde Chief Legal Officer and Secretary

Date: September 12, 2022

Exhibit 99.1

Wachtell, Lipton, Rosen & Katz 51 WEST 52ND STREETNEW YORK, N.Y. 10019-6150TELEPHONE: (212) 403-1000FACSIMILE: (212) 403-2000GEORGE A. KATZ (19651989) JAMES H. FOGELSON (19671991) LEONARD M. ROSEN (19652014)OF COUNSELMARTIN LIPTONHERBERT M. WACHTELLTHEODORE N. MIRVISEDWARD D. HERLIHYDANIEL A. NEFFANDREW R. BROWNSTEINSTEVEN A. ROSENBLUMJOHN F. SAVARESESCOTT K. CHARLESJODI J. SCHWARTZADAM O. EMMERICHRALPH M. LEVENERICHARD G. MASONDAVID M. SILKROBIN PANOVKADAVID A. KATZILENE KNABLE GOTTSJEFFREY M. WINTNERTREVOR S. NORWITZBEN M. GERMANAANDREW J. NUSSBAUMRACHELLE SILVERBERGSTEVEN A. COHENDEBORAH L. PAULDAVID C. KARPRICHARD K. KIMJOSHUA R. CAMMAKERMARK GORDONJEANNEMARIE OBRIENWAYNE M. CARLINSTEPHEN R. DiPRIMANICHOLAS G. DEMMOIGOR KIRMANJONATHAN M. MOSEST. EIKO STANGEWILLIAM SAVITTERIC M. ROSOFGREGORY E. OSTLINGDAVID B. ANDERSANDREA K. WAHLQUISTADAM J. SHAPIRONELSON O. FITTSJOSHUA M. HOLMESDAVID E. SHAPIRODAMIAN G. DIDDENIAN BOCZKOMICHAEL H. BYOWITZKENNETH B. FORRESTSELWYN B. GOLDBERGPETER C. HEINJB KELLYMEYER G. KOPLOWJOSEPH D. LARSONLAWRENCE S. MAKOWDOUGLAS K. MAYERPHILIP MINDLINDAVID S. NEILLHAROLD S. NOVIKOFFLAWRENCE B. PEDOWITZERIC S. ROBINSONERIC M. ROTHPAUL K. ROWEDAVID A. SCHWARTZMICHAEL J. SEGALROSEMARY SPAZIANIELLIOTT V. STEINWARREN R. STERNLEO E. STRINE, JR.*PAUL VIZCARRONDO, JR.PATRICIA A. VLAHAKISAMY R. WOLFMARC WOLINSKY* ADMITTED IN DELAWARE COUNSELDAVID M. ADLERSTEINSUMITA AHUJAAMANDA K. ALLEXONLOUIS J. BARASHFRANCO CASTELLIANDREW J.H. CHEUNGPAMELA EHRENKRANZKATHRYN GETTLES-ATWAADAM M. GOGOLAKNANCY B. GREENBAUMMARK A. KOENIGCARMEN X.W. LUJ. AUSTIN LYONSALICIA C. McCARTHYNEIL M. SNYDERS. CHRISTOPHER SZCZERBANJEFFREY A. WATIKERMATTHEW M. GUESTDAVID E. KAHANDAVID K. LAMBENJAMIN M. ROTHJOSHUA A. FELTMANELAINE P. GOLINEMIL A. KLEINHAUSKARESSA L. CAINRONALD C. CHENGORDON S. MOODIEBRADLEY R. WILSON GRAHAM W. MELIGREGORY E. PESSINCARRIE M. REILLYMARK F. VEBLENSARAH K. EDDYVICTOR GOLDFELDBRANDON C. PRICEKEVIN S. SCHWARTZMICHAEL S. BENNSABASTIAN V. NILESALISON ZIESKE PREISSTIJANA J. DVORNICJENNA E. LEVINERYAN A. McLEODANITHA REDDYJOHN L. ROBINSONJOHN R. SOBOLEWSKISTEVEN WINTEREMILY D. JOHNSONJACOB A. KLINGRAAJ S. NARAYANVIKTOR SAPEZHNIKOVMICHAEL J. SCHOBELELINA TETELBAUMERICA E. BONNETTLAUREN M. KOFKEZACHARY S. PODOLSKYRACHEL B. REISBERGMARK A. STAGLIANOCYNTHIA FERNANDEZ LUMERMANNCHRISTINA C. MANOAH B. YAVITZ

September 12, 2022

By E-mail

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue, Suite 1400

Palo Alto, California 94301

Attention:	Mike Ringler
Sonia K. Nijjar
Dohyun Kim

Re:	Third Purported Termination of Agreement and Plan of Merger

Dear Mr. Ringler:

This letter is sent on behalf of Twitter, Inc. (“Twitter” or “the Company”) in response to your September 9, 2022 letter, in which X Holdings I, Inc., for the third time, purports to terminate the Agreement and Plan of Merger (the “Agreement”) by and among Twitter, X Holdings I, Inc. (“Parent”), X Holdings II, Inc. (“Acquisition Sub”), and Elon R. Musk (together with Parent and Acquisition Sub, the “Musk Parties”). Capitalized terms used here and not otherwise defined have the meanings ascribed to them in the Agreement.

As was the case with both your July 8, 2022 and August 29, 2022 purported notices of termination, the purported termination set forth in your September 9, 2022 letter is invalid and wrongful under the Agreement, including under Section 8.1(d) thereof. Twitter has breached none of its representations or obligations under the Agreement, and following the receipt of the approval of Twitter’s stockholders at its September 13, 2022 special meeting, all of the conditions precedent

Wachtell, Lipton, Rosen & Katz

to the closing of the Merger will be satisfied (other than those conditions that by their nature are to be satisfied at Closing). Twitter intends to enforce the Agreement and close the transaction on the price and terms agreed upon with the Musk Parties.

As was the case with each of your prior purported terminations, the Musk Parties third purported termination is invalid for the independent reason that Mr. Musk and the other Musk Parties continue to knowingly, intentionally, willfully, and materially breach the Agreement, including but not limited to Sections 6.1, 6.3, 6.4, 6.8, and 6.10 thereof, and repudiated their obligations under the Agreement when they delivered their July 8, 2022 and August 29, 2022 invalid and wrongful purported termination notices. The Agreement is not terminated, the Bank Debt Commitment Letter and the Equity Commitment Letter remain in effect, and Twitter again demands that Mr. Musk and the other Musk Parties comply with their obligations under the Agreement, including their obligations to use their respective reasonable best efforts to consummate and make effective the transactions contemplated by the Agreement, the Bank Debt Commitment Letter, and the Equity Commitment Letter. Twitter will continue to pursue its right to specifically enforce all of the Musk Parties’ obligations under the Agreement.

Twitter reserves all contractual, legal, and other rights.

Sincerely,

/s/ William Savitt
William Savitt Wachtell, Lipton, Rosen & Katz

cc:

Vijaya Gadde, Twitter, Inc.

Martin W. Korman, Wilson Sonsini Goodrich & Rosati, P.C.

Brad Sorrels, Wilson Sonsini Goodrich & Rosati, P.C.

Alan M. Klein, Simpson Thacher & Bartlett LLP

Elon Musk

X Holdings I, Inc.

X Holdings II, Inc.

Alex Spiro, Quinn Emanuel Urquhart & Sullivan, LLP

Andrew Rossman, Quinn Emanuel Urquhart & Sullivan, LLP

James A. Florack, Davis Polk & Wardwell LLP, as counsel to the Debt Financing Sources party to the Bank Debt Commitment Letter